CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer and Richard F. Sennett, Principal Financial Officer of Legg Mason Global Asset Management Trust – Legg Mason BW Diversified Large Cap Value Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2015 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Global Asset Management Trust	Legg Mason Global Asset Management Trust
Legg Mason BW Diversified Large Cap Value Fund	Legg Mason BW Diversified Large Cap Value Fund

/s/ Jane Trust	/s/ Richard F. Sennett
Jane Trust	Richard F. Sennett

Date: November 24, 2015	Date: November 24, 2015

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.